SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2004

SIMEX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26599	58-2465647

(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer of incorporation)

4940 Peachtree Industrial Blvd., Suite 360, Atlanta, Georgia 30071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 447-9373

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 10, 2004, SIMEX Technologies, Inc. issued a press release announcing the termination of the Stock Purchase Agreements with Wooju Communications Co., LTD. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

     Not applicable

(b)	Pro Forma Financial Information

     Not applicable

(c)	Exhibits:

     99.1   Press Release on termination of Stock Purchase Agreements.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes. By their nature, all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Company’s actual results are identified in the Company’s other SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIMEX Technologies, Inc.

	By:	/s/ Kjell I. Jagelid

Kjell I. Jagelid, President and Chief Executive Officer

Dated: August 10, 2004